Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2024 Equity Award Plan of Tamboran Resources Corporation of our report dated September 25, 2025, with respect to the consolidated financial statements of Tamboran Resources Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Sydney, Australia

June 8, 2026